Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form S-11 (No. 333-168013) of our report dated March 23, 2011, relating to the consolidated financial statements and financial statement schedules of Cornerstone Healthcare Plus REIT, Inc. and subsidiaries, appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
March 25, 2011